Exhibit 10.42
PEROT SYSTEMS CORPORATION 2001 LONG-TERM INCENTIVE PLAN
AMENDED AND RESTATED
EFFECTIVE JANUARY 1, 2007
1. Purposes of the Plan.
     The purposes of this Plan are to provide an incentive to eligible employees, officers, independent consultants, directors who are also employees or consultants, and advisors of the Company whose present and potential contributions are important to the continued success of the Company; to encourage ownership in the Company by key personnel whose long-term employment is considered essential to the Company’s continued progress; and to enable the Company to continue to enlist and retain the best available personnel to contribute to the success of the Company’s business and, thereby, to encourage Participants to act in the stockholders’ interest and share in the Company’s success.
2. Definitions.
     As used herein, the following definitions shall apply:
     (a) “Administrator” means the Board or any of its Committees administering the Plan in accordance with Section 4 of the Plan.
     (b) “Affiliate” means an entity with whom the Company would be considered a single employer under Code Sections 414(b) or 414(c); provided, however, that for purposes of determining a controlled group of corporations under Code Section 414(b) and of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), the phrase “at least 50%” shall be substituted for the phrase “at least 80%” everywhere it appears in Code Sections 1563(a)(1), (2) and (3) and in treasury regulation 1.414(c)-2. In addition, where the use of Common Stock for a stock grant under this Plan is based upon legitimate business criteria, the phrase “at least 20%” shall be substituted in each place noted above. The Administrator may designate a different permissible ownership threshold percentage, but such percentage may not be made effective for at least 12 months after adoption of such change and the same designation must apply to all compensatory stock plans of the Company subject to Code Section 409A.
     (c) “Applicable Laws” means the legal requirements relating to the administration of stock plans under U.S. federal, state and local corporate, securities and tax laws and regulations, the New York Stock Exchange or any other stock exchange or quotation system on which the Common Stock is listed or quoted and the analogous applicable laws of any country or jurisdiction where Awards are granted under the Plan.
     (d) “Award” means a Cash Award, Stock Award, Stock Appreciation Right or Option granted to a Participant in accordance with the terms of the Plan.
     (e) “Award Agreement” means an instrument or agreement, in written or electronic form, between the Company and an Awardee evidencing the terms and conditions of an individual Award, which instrument or agreement may, but need not, be executed or acknowledged by the Awardee. The Award Agreement is subject to the terms and conditions of the Plan.
     (f) “Awardee” means the holder of an outstanding Award.
     (g) “Board” means the Board of Directors of the Company.
     (h) “Cash Awards” means cash awards granted pursuant to Section 13 of the Plan.
     (i) “Code” means the United States Internal Revenue Code of 1986, as amended.

     (j) “Committee” means a committee or subcommittee of Directors appointed by the Board or the Committee in accordance with Section 4 of the Plan.
     (k) “Common Stock” means the Class A common stock of the Company.
     (l) “Company” means Perot Systems Corporation, a Delaware corporation, or any successor entity.
     (m) “Consultant” means any person, including an advisor, engaged by the Company or a Subsidiary to render bona fide services (provided that such services are not provided in connection with the offer and sale of securities in capital-raising transactions) to such entity or any person who is an advisor, director or consultant of an Affiliate.
     (n) “Covered Employee” means a Participant who is an executive officer of the Company.
     (o) “Director” means a member of the Board who is also an Employee or Consultant.
     (p) “Employee” means a regular employee of the Company, any Subsidiary or any Affiliate, including Officers and Directors, who is treated as an employee in the personnel records of the Company, any Subsidiary or any Affiliate for the relevant period, but shall exclude individuals who are classified by the Company, any Subsidiary or any Affiliate as (A) leased from or otherwise employed by a third party; (B) independent contractors; or (C) contingent, intermittent or temporary, even if any such classification is changed, retroactively as a result of an audit, litigation or otherwise. A Participant shall not cease to be an Employee solely as the result of (i) any leave of absence approved by the Participant’s Employer, subject to the provisions of Section 6(b), or (ii) transfers between locations of the Participant’s Employer or transfers of the Participant’s employment among the Company, any Subsidiary or any Affiliate. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
     (q) “Employer” means, with respect to an Awardee on the relevant date, the Company or any Subsidiary or Affiliate of which Awardee is an Employee or to which Awardee is a Consultant.
     (r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (s) “Fair Market Value” means, as of any date, the last reported sale price for one Share on such date (or the most recent prior date for which the last reported sale price is available) on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if no such reported sale price is available, the average of the closing bid and asked prices for one Share on such exchange on such date (or the most recent prior date for which such prices are available), in either case as reported in The Wall Street Journal or such other source as the Administrator shall determine.
     (t) “Grant Date” means the date selected by the Administrator, from time to time, upon which an Award is granted to a Participant pursuant to this Plan.
     (u) “Gross Profit” means the Company’s Gross Profit as reported in the Consolidated Income Statements contained in the Company’s Consolidated Financial Statements for such Performance Period.
     (v) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
     (w) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
     (x) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
     (y) “Option” means an option of any type permitted by Applicable Laws to purchase Shares granted pursuant to this Plan.
     (z) “Participant” means an Employee, Director or Consultant.
     (aa) “Performance Period” means the Company’s fiscal year or such other period as designated by the Committee.
     (bb) “Plan” means this 2001 Long-Term Incentive Plan, as amended from time to time.

     (cc) “Predecessor Plans” means the Company’s (i) 1988 Restricted Stock Plan, (ii) 1989 Pioneer Stock Option Plan., (iii) 1991 Stock Option Plan, (iv) 1992 Advisor Stock Option/Restricted Stock Incentive Plan, and. (v) 1996 Advisor and Consultant Stock Option/Restricted Stock Incentive Plan.
     (dd) “Restricted Stock” means shares of Common Stock acquired or awarded subject to vesting or other conditions under Section 11 of the Plan.
     (ee) “Restricted Stock Unit” means the contractual right to receive one share of Common Stock in the future, subject the conditions under Section 11 of the Plan. The Awardee of a Restricted Stock Unit shall have no shareholder rights with respect to the Shares subject to the Restricted Stock Unit unless and until such Awardee is shown as the owner of such Shares upon the records of the duly authorized transfer agent of the Company.
     (ff) “Severance Date” means the date shown in the Company’s, its Subsidiaries’ and Affiliates’ personnel or other records as the last day an Awardee was a Participant or, with respect to an Awardee who has a Total Disability, the day such Total Disability ceases to exist unless such Awardee becomes an Employee within a reasonable period determined by the Administrator in its sole discretion.
     (gg) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.
     (hh) “Stock Appreciation Right” means a right to receive cash equal to the difference between the Fair Market Value of Common Stock on the Grant Date and the Fair Market Value of Common Stock on the date such right is exercised by the Awardee granted pursuant to Section 12 of the Plan.
     (ii) “Stock Awards” means the right to purchase or receive Common Stock pursuant to Section 11 of the Plan, including awards of Restricted Stock, Restricted Stock Units or any other award meeting the requirements of Section 11 of the Plan.
     (jj) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
     (kk) “10% Shareholder” means the owner of stock (as determined under Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or Subsidiary of the Company).
     (ll) “Total Disability” means a mental or physical condition that results in an Employee’s continued entitlement to long-term disability benefits under a long-term disability plan sponsored by the Employee’s Employer or the U.S. Social Security Act or any equivalent law governing non-U.S. Employees, provided that such mental or physical condition is not the result of any condition or circumstance that the Administrator, in its sole discretion, determines to have resulted from the Awardee’s illegal or reckless use of alcohol, drugs or other chemical substances, or from actions taken by the Awardee with the intention of causing self-injury or with reckless disregard for personal health and safety.
3. Stock Subject to the Plan.
     (a) Subject to the provisions of Section 15 and Section 6(d) of the Plan, the maximum aggregate number of Shares that may be issued in connection with any combination of Awards under the Plan is (i) the aggregate number of Shares remaining available for grants under the Predecessor Plans on the date this Plan is approved by the Company’s stockholders, plus (ii) the additional Shares described in paragraph (b) below. The Shares may be authorized, but unissued, or reacquired Common Stock.
     (b) If an Award or any award or grant under any Predecessor Plan expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto, if any, shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares of Restricted Stock that are either forfeited or repurchased by the Company shall become available for future grant or sale under the Plan. Shares that are tendered, whether by physical delivery or by attestation, to the Company by the Participant as full or partial payment of the exercise price of any Award or in payment of any applicable withholding for federal, state, city, local or other taxes incurred in connection with the exercise of any Award shall become available for future grant or sale under the Plan.

4. Administration of the Plan.
     (a) Procedure.
     (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Participants.
     (ii) Section l62(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code. To the extent required by Section 162(m) of the Code, the material terms of such performance-based compensation shall be approved by the shareholders of the Company before such compensation is paid.
     (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule l6b-3.
     (iv) Other Administration. The Board may delegate to the Executive Committee of the Board or the chief executive officer of the Company the power to approve Awards to Participants who are not
     (A) subject to Section 16 of the Exchange Act; or
     (B) at the time of such approval, Covered Employees.
     (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee or the chief executive officer of the Company, subject to the specific duties delegated by the Board to such Committee or officer, the Administrator shall have the authority, in its discretion:
     (i) to select the Participants to whom Awards may be granted hereunder;
     (ii) subject to any applicable provisions of Section 162(m) of the Code, to determine the amount of a Cash Award and the number of shares of Common Stock to be covered by a Stock Award, a Stock Appreciation Right or an Option granted hereunder; provided that, with respect to Covered Employees, either:
     (A) Stock Awards (the value of which shall be measured with respect to each Stock Award at the time such award is made) and Cash Awards will be a percentage of Gross Profit for each Performance Period; and provided further that the combined aggregate value of Stock Awards and Cash Awards granted to each Covered Employee may not exceed one percent (1%) of Gross Profit for such Performance Period; or
     (B) Stock Awards and Cash Awards granted to Covered Employees are based upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (i) return on total shareholder equity; (ii) earnings per share of Common Stock; (iii) net income or operating income (before or after taxes); (iv) earnings before interest, taxes, depreciation and amortization; (v) earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation; (vi) market to book value ratio; (vii) sales or revenue targets; (viii) return on assets, capital or investment; (ix) cash flow or free cash flow (cash flow from operations less capital expenditures); (x) market share; (xi) cost reduction goals; (xii) budget comparisons; (xiii) measures of customer satisfaction; (xiv) implementation, completion or progress of projects, processes, products or product-lines strategic or critical to the Company’s business operations; (xv) Share price (including, but not limited to, growth measures and total shareholder return); (xvi) working capital; (xvii) economic value added; (xviii) percentage of sales generated by new products; (xix) growth in sales of products or product-lines; (xx) new product development or successful completion of research and development projects; (xxi) any combination of, or a specified increase in, any of the foregoing; and (xxii) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions intended to enhance the Company’s revenue or profitability or enhance its customer base;
     (iii) to approve forms of agreement for use under the Plan;

     (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case, on such factors as the Administrator, in its sole discretion, shall determine;
     (v) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
     (vi) to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements, and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate non-US laws, regulations and practice, including but not limited to non-US tax laws and regulations;
     (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;
     (viii) to modify or amend each Award other than a modification that would subject the Award to Code Section 409A or, to the extent the Award is granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, would preclude a deduction by the Company for the Award pursuant to Code Section 162(m); provided, however, that any such amendment is subject to Section 16(c) of the Plan and may not impair any outstanding Award unless agreed to in writing by the Participant;
     (ix) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Awardee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;
     (x) to authorize conversion or substitution under the Plan of any or all outstanding stock options or outstanding stock appreciation rights held by employees, directors, officers, consultants, advisors or other service providers of an entity acquired by the Company (the “Conversion Options”). Any conversion or substitution shall be effective as of the close of the merger or acquisition and shall meet the requirements of Treasury regulation § 1.424-1 for statutory options, as modified by the regulations under Code Section 409A. Subject to the preceding sentence, the Conversion Options may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator; provided, however, that with respect to the conversion of stock appreciation rights in the acquired entity, the Conversion Options shall be Nonstatutory Stock Options. Unless otherwise determined by the time of the conversion or substitution (and subject to the requirements of Code Section 409A and, to the extent an Award is granted as “performance-based compensation” within the meaning of Section 162(m) of the Code, Code Section 162(m)), all Conversion Options shall have the same terms and conditions as Options generally granted by the Company under the Plan;
     (xi) subject to Section 15(c) of the Plan, to provide, upon direction by the Board in its sole discretion, in the event there is a change in control of the Company or any Subsidiary, as determined by the Board, for the (A) assumption or substitution of, or adjustment to, each outstanding Award; (B) acceleration of the vesting of Options and the termination of any restrictions on Cash Awards or Stock Awards; and/or (C) the cancellation of Awards for a cash payment to the Awardee, but only to the extent such action does not conflict with the provisions of Code Section 409A, if applicable, and, to the extent the Award is granted as “performance-based compensation” within the meaning of Section 162(m) of the Code, Code Section 162(m);
     (xii) to delegate to any officer of the Company any of its powers hereunder, to the extent permitted by Applicable Laws, and to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted under this Plan; provided, however, to the extent the Award is granted as “performance-based compensation” within the meaning of Section 162(m) of the Code, such delegation or authorization shall comply with Code Section 162(m); and

     (xiii) to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.
     (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants.
5. Eligibility.
     One or more Awards may be granted to Participants, provided, however, that (i) Incentive Stock Options may be granted only to Employees of the Company or any Subsidiary, and (ii) Awards granted to Covered Employees that are intended to qualify as “performance-based compensation” under Code Section 162(m) shall be subject to the applicable requirements of that Code section.
6. Award Limitations.
     (a) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.
     (b) For purposes of Incentive Stock Options, no leave of absence may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the applicable Employer is not so guaranteed, on the 91st day of such leave an Awardee’s employment with the Company shall be deemed terminated for Incentive Stock Option purposes and any Incentive Stock Option held by the Awardee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three months thereafter.
     (c) No Participant shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ or hire of the Company, its Subsidiaries or Affiliates. Further, the Company, its Subsidiaries and Affiliates expressly reserve the right, at any time, to dismiss a Participant at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.
     (d) The following limitations shall apply to grants of Awards:
     (i) No Participant shall be granted, in any fiscal year of the Company, Options to purchase and/or Stock Appreciation Rights based on more than 2,000,000 Shares. This limit applies on an aggregate basis to all Options and Stock Appreciation Rights granted to the relevant Participant in a given fiscal year.
     (ii) If an Option is cancelled, forfeited, or lapses in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 15), the cancelled, forfeited or lapsed Option will be counted against the limits set forth in subsection (i).
     (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.
     (iv) No Covered Employee shall be granted Cash Awards or Stock Awards designed to qualify as “performance-based compensation” pursuant to the performance factors set forth in Section 4(b)(ii)(B) of the Plan if (A) such Cash Awards would exceed $5,000,000 in any fiscal year of the Company or (ii) such Stock Awards would exceed 300,000 shares in any fiscal year of the Company.
     (e) The following limitations shall apply to grants of Awards to an Employee who is not exempt from the overtime pay provisions of the Fair Labor Standards Act of 1938, as amended (a “Non-Exempt Employee”):
     (i) Options or Stock Appreciation Rights (but not Restricted Stock) may be granted under this Plan to Non-Exempt Employees.

     (ii) Options or Stock Appreciation Rights granted to Non-Exempt Employees must comply with the exercise price and exercise period restrictions set forth below, and other provisions of the “Worker Economic Opportunity Act” of 2000, P.L. 106-202, or other provisions of law, sufficiently to insure that such Options, and any profits, gains or income resulting from such Options, are excluded from such Non-Exempt Employee’s overtime pay calculations.
     (iii) No Option granted to a Non-Exempt Employee may be exercisable less than six months after the effective date of the grant of such Option, except in the case of death, Total Disability, retirement or change in control.
7. Term of Plan.
     Subject to Section 21 of the Plan, the Plan was originally effective upon its adoption by the Board and its approval by the Company’s shareholders. It shall continue in effect for a term of 10 years from the later of the date the Plan or any amendment to add shares to the Plan is adopted by the Board and approved by the stockholders unless terminated earlier under Section 16 of the Plan. Subject to Section 16, this restatement of the Plan shall be effective January 1, 2007.
8. Term of Award.
     The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Incentive Stock Option, the term shall be 10 years (five years if the Awardee is a 10% Shareholder) from the Grant Date or such shorter period as may be provided in the Award Agreement. In the case of an Option other than an Incentive Stock Option, the term shall be 10 years from the Grant Date or such shorter term as may be provided in the Award Agreement; provided that the term may be up to 11 years in other circumstances deemed appropriate in the discretion of the Administrator.
9. Option Exercise Price and Consideration.
     (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:
     (i) In the case of an Incentive Stock Option the per Share exercise price shall be no less than 100% of the Fair Market Value on the Grant Date; provided that if any Participant to whom an Incentive Stock Option is granted is a 10% Shareholder, then the per Share exercise price shall be no less than 110% of the Fair Market Value on the Grant Date.
     (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value on the Grant Date.
     (iii) Notwithstanding the foregoing, at the Administrator’s discretion, Conversion Options (as defined in Section 4(b)(x)) may be granted with a per Share exercise price of less than Fair Market Value on the Grant Date so long as the requirements of Code Section 409A regarding substitutions of stock rights are met.
     (b) Vesting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may vest and be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.
     (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment at the Grant Date. Acceptable forms of consideration may, but except for cash, check and wire transfers are not required to, include:
     (i) cash;
     (ii) check or wire transfer (denominated in U.S. Dollars or other currency the Administrator determines is acceptable);

     (iii) other Shares which (A) in the case of Shares acquired upon exercise of an Option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;
     (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;
     (v) any combination of the foregoing methods of payment; or
     (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.
10. Exercise of Option.
     (a) Procedure for Exercise; Rights as a Stockholder.
     (i) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement.
     (ii) An Option granted hereunder shall continue to vest during any authorized leave of absence and such Option may be exercised to the extent vested during such leave of absence.
     (iii) No Option may be exercised for a fraction of a Share.
     (iv) An Option shall be deemed exercised when the Company receives:
     (A) written or electronic notice of exercise (in accordance with the Award Agreement or the procedures established by the Administrator from time to time) from a person entitled to exercise the Option;
     (B) full payment for the Shares with respect to which the related Option is exercised; and
     (C) full payment of all applicable taxes required to be withheld by the Company or the Awardee’s employer in connection with such exercise.
Shares issued upon exercise of an Option shall be issued in the name of the Awardee or, if requested by the Awardee, in the name of the Awardee and his or her spouse, or in the name of any permitted transferee. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan. Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
     (b) Termination of Employment. Unless otherwise provided in the Award Agreement, if an Awardee ceases to be an Employee, other than as a result of circumstances described in Sections 10(c), (d), or (e) below, the Awardee’s Options shall (i) cease to vest immediately upon the Awardee’s Severance Date and (ii) terminate on the earlier of 90 days after the Awardee’s Severance Date or the expiration of the term of such Option. If the Awardee does not exercise any Shares covered by the vested portion of his or her Option, the unexercised Shares covered by the vested portion of such Option shall revert to the Plan on the earlier of 90 days after the Awardee’s Severance Date or the expiration of the term of such Option.
     (c) Total Disability. Unless otherwise provided in the Award Agreement, if an Awardee ceases to be an Employee as a result of the Awardee’s Total Disability, the Awardee’s Options shall (i) continue to vest while the Total Disability continues to exist and (ii) terminate on the earlier of 90 days after the Awardee’s Severance Date unless prior to such date the Awardee becomes an Employee or the expiration of the term of such Option. On the Awardee’s Severance Date, the Shares covered by the unvested portion of his or her Option shall revert to the Plan.

If the Awardee does not exercise any Shares covered by the vested portion of his or her Option, the unexercised Shares covered by the vested portion of such Option shall revert to the Plan on the earlier of 90 days after the Awardee’s Severance Date or the expiration of the term of such Option. The Option may be exercised by the guardian of Awardee’s property if one has been appointed.
     (d) Retirement. Unless otherwise provided in the Award Agreement, if an Awardee ceases to be an Employee as a result of the Awardee’s retirement on or after attaining the age of 65 years, or otherwise in accordance with his or her Employer’s retirement policy, the Awardee’s Options shall (i) cease to vest immediately upon the Awardee’s Severance Date and (ii) terminate on the earlier of one year after the Awardee’s Severance Date or the expiration of the term of such Option. On the Awardee’s Severance Date, the Shares covered by the unvested portion of his or her Option shall revert to the Plan. If the Awardee does not exercise any Shares covered by the vested portion of his or her Option, the unexercised Shares covered by the vested portion of such Option shall revert to the Plan on the date such Option terminates.
     (e) Death. Unless otherwise provided in the Award Agreement, if an Awardee ceases to be an Employee as a result of his or her death, or dies while the Awardee has a Total Disability to which Section 10(c) applies, the Awardee’s Option shall (i) immediately vest with respect to all Shares covered by such Option, and (ii) terminate on the expiration date of such Option. The Option may be exercised by the beneficiary designated by the Awardee (as provided in Section 17), the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the Option under the Awardee’s will or the laws of descent or distribution. If such Option is not exercised with respect to any Shares covered by such Option, the unexercised Shares shall revert to the Plan on the expiration of the term of such Option.
     (f) Buyout Provisions. At any time, the Administrator may, but shall not be required to, offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Awardee at the time that such offer is made.
11. Stock Awards.
     (a) General. Stock Awards may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan, except to Non-Exempt Employees. After the Administrator determines that it will offer a Stock Award under the Plan, it shall advise the Participant in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions related to the offer, including the number of Shares that the Participant shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Participant must accept such offer. The offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator. The Administrator will require that all Shares subject to a right of repurchase or forfeiture be held in escrow until such repurchase right or risk of forfeiture lapses.
     (b) Termination of Employment. Unless the Administrator determines otherwise, the Award Agreement shall provide for the forfeiture of the unvested portion of the Stock Award upon the Awardee ceasing to be an Employee except as provided below in Sections 11(c), (d) and (e). Notwithstanding the foregoing, to the extent that the Awardee purchased the Restricted Stock, the Company shall have a right to repurchase the unvested Restricted Stock at the lesser of (i) the Fair Market Value or (ii) the original price paid by the Awardee, on or after the Awardee’s Severance Date, except as provided below in Sections 11(c), (d) and (e).
     (c) Total Disability. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Employee as a result of the Awardee’s Total Disability, (i) the Awardee’s Stock Award shall continue to vest while the Awardee’s Total Disability continues to exist, and (ii) to the extent that the Awardee purchased Restricted Stock, the Company shall have a right to repurchase any unvested Restricted Stock at the lesser of (A) the Fair Market Value or (B) the original price paid by the Awardee, on or after the Awardee’s Severance Date.
     (d) Retirement of Awardee. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Employee as a result of the Awardee’s retirement on or after attaining the age of 65 years, or otherwise in accordance with his or her Employer’s retirement policy, the Awardee’s Stock Award shall (i) cease to vest immediately upon the Awardee’s Severance Date, and (ii) to the extent that the Awardee purchased

Restricted Stock, the Company shall have a right to repurchase any unvested Restricted Stock at the lesser of (A) the Fair Market Value, or (B) the original price paid by the Awardee, on or after the Awardee’s Severance Date.
     (e) Death of Awardee. Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Employee as a result of his or her death, or dies while the Awardee has a Total Disability to which Section 11(c) applies, the Awardee’s Stock Award shall immediately vest with respect to all Shares covered by such Stock Award. The vested portion of the Stock Award shall be delivered to the beneficiary designated by the Participant (as provided in Section 17), the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to receive the vested Stock Award under the Participant’s will or the laws of descent or distribution.
     (f) Rights as a Stockholder. Unless otherwise provided for by the Administrator in the Award Agreement, once the Stock Award of Restricted Stock is accepted, the Awardee shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her acceptance of such Stock Award is entered upon the records of the duly authorized transfer agent of the Company.
12. Stock Appreciation Rights.
     (a) General. The Committee, in its discretion, may grant Stock Appreciation Rights to Participants. The following provisions apply to such Stock Appreciation Rights.
     (b) Grant of Stock Appreciation Right. The Stock Appreciation Right shall entitle the holder upon exercise to an amount for each Share to which such exercise relates equal to the excess of (i) the Fair Market Value on the date of exercise over (i) the base or exercise price per Share set forth in the applicable Award Agreement. Notwithstanding the foregoing, the Committee may place limits on the amount that may be paid upon exercise of a Stock Appreciation Right.
     (c) Forfeiture of Option. If a Stock Appreciation Right is granted in tandem with an Option, upon exercise of such Stock Appreciation Right, the related Option shall no longer be exercisable and shall be deemed canceled to the extent of such exercise.
     (d) Form of Payment. The Company’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid as soon as administratively possible after exercise and may be paid in Common Stock or in cash, or in any combination of Common Stock and cash, as the Committee, in its sole discretion, may determine.
     (e) Other Provisions. The Award Agreement evidencing a Stock Appreciation Right shall contain such other terms, provisions and conditions not inconsistent with. the Plan as may be determined by the Committee in its sole discretion. The provisions of such Awards need not be the same with respect to each recipient.
13. Cash Awards.
     Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. After the Administrator determines that it will offer a Cash Award, it shall advise the Participant in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions related to the Cash Award. Cash Awards that include any deferral of payment greater than 2 1/2 months after the end of the calendar year in which vesting occurs shall comply with the requirements of Code Section 409A, and no participant elections regarding the time of payment shall be allowed.
14. Non-Transferability of Awards.
     Unless determined otherwise by the Administrator with respect to any Award other than an Incentive Stock Option, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution and may be exercised, during the lifetime of the Awardee, only by the Awardee. If the Administrator makes an Award transferable, the Award Agreement for such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments Upon Changes in Capitalization or Dissolution or Liquidation.
     (a) Changes In Capitalization. Subject to any required action by the stockholders of the Company, the number and kind of shares of Common Stock covered by each outstanding Award, and the number and kind of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number or kind of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall conform to the requirements of Code Sections 162(m) and 409A and shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.
     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Awardee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Option to be fully vested and exercisable until 10 days prior to such transaction. In addition, the Administrator may provide that any restrictions on any Award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed transaction.
     (c) Merger or Asset Sale or Other Change in Control.
     (i) Change in Control without Termination of Employment. In the event there is a change in control of the Company or any Subsidiary, as determined by the Board, without a related termination of the Participant’s employment as provided in Section 15(c)(ii) and (iii) below, the Board may, in its discretion to the extent such action does not violate Code Section 409A, (A) provide for the assumption or substitution of, or adjustment to, each outstanding Stock Award, Stock Appreciation Right or Option in accordance with the principles of Section 15(a); (B) accelerate the vesting of Options and terminate any restrictions on Cash or Stock Awards; and (C) provide for the cancellation of Awards for a cash payment to the Awardee.
     (ii) Change in Control where Participant has Entered into a Severance Agreement. Notwithstanding anything in the related Award Agreement to the contrary, if (A) the Participant has entered into a letter agreement between such Participant and the Company which sets out the severance benefits such Participant would be entitled to in the event of the Participant’s involuntary termination under particular circumstances following the Company’s execution of a definitive agreement to effect a change in ownership or control of the Company (“Severance Agreement”) and (B) the Participant is entitled to receive any benefit under such Severance Agreement, then the Awards granted under this Plan and any holding period, restrictions or other provisions applicable to such Awards shall be governed by the provisions of the Severance Agreement, as it may be amended from time to time, to the extent the Severance Agreement addresses such Awards. A Participant who has entered into a Severance Agreement and is entitled to benefits thereunder is not entitled to the Change in Control Benefit, the cancellation of buy back or repayment of profits provisions or any other benefit set out in Section 15(c)(iii) of the Plan (unless and only to the extent so provided in the Participant’s Severance Agreement).
     (iii) Change in Control Benefit for Participants Who Have Not Entered into Severance Agreements. Notwithstanding anything in the Participant’s Award Agreement to the contrary, should a Participant’s employment with the Company terminate by reason of an Involuntary Termination and such Participant has not entered into a Severance Agreement or the Participant is not entitled to receive any benefit under such Severance Agreement, then the Participant shall become entitled to receive a Change in Control Benefit (as defined below); provided, however, that to be entitled to a Change in Control Benefit, the Participant must also execute a release of all employment-related claims against the Company and its affiliates existing as of the date of execution, in the standard form used by the Company without material modification, addition or deletion.

     In addition, upon the occurrence of a Change in Control, the provisions of Section 8 of a Participant’s Nonstatutory Stock Option Award Agreement, Section 8 of a Participant’s Restricted Stock Unit Award Agreement under the Plan or any similar provisions of the Plan or an Award Agreement to (i) cancel any Award granted to a Participant, (ii) buy back Common Stock issued to a Participant upon the Participant’s exercise of an Award and/or (iii) require repayment with respect to certain proceeds received from the sale of any Common Stock issued to a Participant upon the Participant’s exercise of an Award, shall be deemed to be cancelled and deleted from such documents and shall be of no further force and effect.
     The following definitions shall apply for purposes of this Section 15(c)(iii):
     “Cause” means the Participant has:
     (A) participated in fraud, embezzlement or another act of material misconduct involving the Company, which has resulted in significant harm to the Company;
     (B) admitted, confessed or entered a plea bargain or a plea of nolo contendere to, or been convicted of, a crime constituting a felony (or its equivalent) under the laws of any jurisdiction in which the Company or any applicable Affiliate conducts its business or any crime involving moral turpitude or dishonesty;
     (C) willfully and continually failed to perform substantially the appropriate duties of Participant’s position with the Company (other than any such failure resulting from Participant’s physical or mental illness, incapacity or disability), for a period of at least 14 days after a written demand for substantial performance is delivered to Participant by a Senior Executive which specifically identifies the manner in which the Senior Executive believes that Participant has not substantially performed Participant’s duties; provided that, in the event that Participant has not commenced to perform substantially the duties of Participant’s position during such 14-day grace period after written demand is made by the Company, the Company shall not terminate the Participant for Cause except in accordance with the procedures set forth below. In no event shall an event that would constitute Specified Reason be considered the failure to perform substantially the appropriate duties of Participant’s position with the Company; or
     (D) failed to meet the acceptable performance standards for an employee in Participant’s position, which shall be evaluated based on the goals and objectives of Participant and similarly situated employees of the Company (including any Affiliates of the Company) established in connection with the applicable annual performance review program; provided that (i) the Company has provided Participant with a written performance improvement plan with specific requirements for Participant to meet such standards and providing not less than 60 days for Participant to effect such improvement and (ii) a Senior Executive has determined in good faith that Participant’s performance is below the applicable acceptable performance standards and that Participant has failed to substantially meet the requirements of Participant’s performance improvement plan.
     For purposes of the definition of Cause, no act or failure to act on the part of Participant shall be considered “willful” unless it is done, or omitted to be done, by Participant intentionally, not in good faith and without reasonable belief that Participant’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or, if applicable, upon the instructions of the Chief Executive Officer or other Senior Executive of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Participant in good faith and in the best interests of the Company.
     The termination of employment of Participant shall not be deemed to be for Cause unless and until, following the expiration of the 14-day grace period or the 60-day improvement period, if applicable, set forth above, there shall have been delivered to Participant written notice of a Senior Executive, after reasonable notice is provided to Participant and Participant is given an opportunity to be heard by such Senior Executive, finding that, in the good faith opinion of such Senior Executive, Participant has engaged in conduct which would constitute Cause under paragraphs (A)—(D) above and specifying the particulars thereof in detail.

     “Change in Control” means the happening of any of the events described in paragraphs (A) through (D) below:
     (A) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) promulgated under the Securities Exchange Act of 1934, amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (A), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company or a subsidiary of the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a subsidiary of the Company; (D) any acquisition by any Perot Stockholder; (E) any acquisition by any entity pursuant to a transaction that complies with clauses (1), (2) and (3) of paragraph (C) of this definition; or (F) in respect of any Restricted Stock held by a Participant, any acquisition by such Participant or any group of Persons including such Participant (or any entity controlled by such Participant or any group of Persons including such Participant).
     (B) individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of a majority of the directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board until 24 months after such initial assumption of office;
     (C) consummation by the Company of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination:
     1. the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination (or, if applicable, the stock into which the Outstanding Company Common Stock and Outstanding Company Voting Securities are converted pursuant to such Business Combination) represents more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Business Combination (including without limitation a corporation or other entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;
     2. no Person (excluding the Company, a subsidiary of the Company, any corporation or other entity resulting from a Business Combination or any employee benefit plan (or related trust) thereof or a Perot Stockholder) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation or other entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors of such corporation or entity, except to the extent that such ownership existed prior to the Business Combination; and
     3. at least a majority of the members of the board of directors of the corporation or other entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
     (D) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
     “Change in Control Benefit” means:
     (A) Each outstanding Option or Stock Appreciation Right which the Participant holds at the time of the Participant’s Involuntary Termination, to the extent that Option or Stock Appreciation Right is not otherwise exercisable for all the underlying shares of common stock or other securities at the time subject to that Option or Stock Appreciation Right, will immediately vest and become exercisable for all those underlying shares and may be exercised for any or all of those underlying shares. Each such accelerated Option and Stock Appreciation Right will remain so exercisable until the earlier of (i) the expiration of the Option or Stock Appreciation Right or (ii) the post-service exercise period specified in the Participant’s Award Agreement. Any Options and Stock Appreciation Rights not exercised prior to the expiration of the applicable post-service exercise period will terminate and cease to remain exercisable for any of the underlying shares.
     (B) Each outstanding share of Restricted Stock which the Participant holds at the time of the Participant’s Involuntary Termination, to the extent that share of Restricted Stock is not otherwise payable will immediately vest and be paid to the Participant as soon as administratively practicable following the date of the Participant’s Involuntary Termination.
     (C) Each outstanding Cash Award which the Participant holds at the time of the Participant’s Involuntary Termination, to the extent that Cash Award is not otherwise exercisable for the entire amount of the cash at the time subject to that Cash Award, will immediately become exercisable for the entire amount of the Cash Award.
     Change in Control Benefits will not be payable if the Participant’s employment with the Company terminates for reasons other than an Involuntary Termination, including, without limitation, for involuntary termination by the Company for Cause, voluntary termination by the Participant not supported by Specified Reason, long term disability, Retirement or death. For this purpose, (i) “long term disability” means the Participant is entitled to receive benefits from the Company’s Long-Term Disability Plan or another long term disability plan sponsored by the Company, and (ii) “Retirement” means the Participant’s retirement in accordance with any retirement policy generally applicable to the Company’s salaried employees, as in effect immediately prior to the Change in Control, or any written retirement arrangement established by the Company and the Participant as in effect immediately prior to the Change in Control.
     “Involuntary Termination” means the termination of a Participant’s employment by the Company without Cause or by the Participant with Specified Reason during a Protected Period or a Pre-Closing Period.
     “Perot Stockholder” means Ross Perot, Ross Perot, Jr., HWGA, Ltd. or any of their respective Affiliates and Associates (within the meaning of Rule 12b-2 of the Exchange Act).
     “Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
     “Pre-Closing Period” means a period commencing with the Company’s execution of the definitive agreement for a Change in Control transaction and ending upon the earlier to occur of (i) the closing of the Change in Control contemplated by such definitive agreement, or (ii) the termination of such definitive agreement without the consummation of the contemplated Change in Control. In the event of competing or superseding offers that result in definitive agreements, each such agreement shall create a Pre-Closing Period.
     “Protected Period” means the period beginning on the date on which a Change in Control occurs and ending on the two-year anniversary of such date, or such earlier date as the Participant’s employment with the Company terminates.

     “Senior Executive” means, if the Company, or one or more of its parent companies has a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an officer subject to the reporting requirements of Section 16 of the Exchange Act, or, if the Company does not have a class of securities registered under the Exchange Act, the Chief Executive Officer or a Vice President reporting directly to the Chief Executive Officer of the Company’s ultimate parent.
     “Specified Reason” means:
     (A) the reduction of the Participant’s annual base salary as in effect immediately prior to the Change in Control or as in effect thereafter, unless such reduction is part of an across-the-board reduction of no more than 10% in annual base salary; or
     (B) the Company’s requiring the Participant to be based at any office or location that is more than 35 miles from the Participant’s principal work location and residence immediately prior to the Change in Control.
     Notwithstanding anything to the contrary set forth above, no event or condition described above shall constitute Specified Reason unless (i) the Participant, within 120 days after the occurrence of such event or condition, gives the Company written notice specifying in reasonable detail the event or condition which the Participant believes gives rise to Specified Reason, (ii) within 30 days after the Company’s receipt of such notice (the “Cure Period”), the Company fails to correct or remedy such event or condition, and (iii) the Participant resigns his employment with the Company not more than 120 days following expiration of the Cure Period.
16. Amendment and Termination of The Plan.
     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan and the Administrator may at any time, subject to the authority set forth in Section 4, adopt subordinate arrangements, policies and programs in each case, in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations by adopting schedules of provisions to be applicable to awards granted in such jurisdiction.
     (b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary or desirable to comply with Applicable Laws.
     (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Awardee and the Administrator, which agreement must be in writing and signed by the Awardee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
17. Designation of Beneficiary.
     (a) An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to his or her Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that an Awardee has completed a designation of beneficiary while employed with the Company or its Subsidiaries or Affiliates, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee.
     (b) Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award.

18. Legal Compliance.
     Shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
19. Inability To Obtain Authority.
     To the extent the Company is unable, or the Administrator deems it infeasible or commercially impracticable, to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
20. Reservation of Shares.
     The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
21. Notice.
     Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.
22. Governing Law.
     This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.
23. Unfunded Plan.
     Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards of Shares under this Plan, any such accounts will be used merely as a bookkeeping convenience. Except for the holding of Restricted Stock in escrow pursuant to Section 11, the Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan, and no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.
     IN WITNESS WHEREOF, the Company has caused this document to be executed by its duly authorized officer on this            day of      , 2007.

Perot Systems Corporation
By:
Its: